UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices, including zip code)

(859) 586-0600
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 31, 2009, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that the Company’s financial statements and related audit reports thereon in the Company’s most recently filed Annual Report on Form 10-K for the year ended January 5, 2009 and the interim financial statements in the Quarterly Reports on Form 10-Q for the quarter ended April 5, 2009 should no longer be relied upon due to errors in the Company’s historical accounting treatment since 1991 of certain aged trade credits created in the ordinary course of business.  The errors relate primarily to the recognition in the Company’s income statement  of certain aged trade credits affecting accounts receivable, accounts payable, and selling, general and administrative expenses.  Prior to reaching its conclusion, the Audit Committee consulted with management and discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

Management is in the process of finalizing the aggregate amount of these liabilities and the periods in which they were incurred.  The Company expects the total restatement charge to be between $5.0 million and $6.0 million, excluding any tax effects.  While the effect on the income statement in any given year may not be material, the Audit Committee concluded that the financial statements should be restated due to the cumulative effect on the Company’s balance sheet.

The $5.0 to $6.0 million range of the liability equates to less than seven one-hundredths of one percent of the Company’s total revenue for the 1994 – 2007 period when these liabilities were primarily incurred.  Generally, the liability consists of high volumes of small transactions.  The Company estimates that over 98% of the total liability was recognized in the Company’s income statements for periods prior to the fourth quarter of the fiscal year ended January 5, 2008.

The Company expects to complete its review and file an amended Annual Report on Form 10-K for the fiscal year ended January 5, 2009 and an amended quarterly Report on Form 10-Q for the first quarter of 2009 to restate its financial statements on or before August 24, 2009.  The Company also expects that the restatement of its financial statements will include a reduction of retained earnings as of January 5, 2006 related to the accumulation of such errors in prior periods.

The Company expects that the final settlement of this liability may take several months or possibly years as the Company remediates these credits with customers and vendors.  The Company anticipates that the liability may ultimately be settled for less than the estimated $5.0 to $6.0 million range.  However, the Company cannot provide any assurance that the final settlement will be materially lower.  The Company has established new processes and procedures to avoid significant future liabilities from aged trade credits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pomeroy IT Solutions, Inc.

Date: August 6, 2009		/s/ Christopher C. Froman
	By:	Christopher C. Froman
President and Chief Executive Office